UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Total Nutraceutical Solutions, Inc

(Name of Registrant as Specified In Its Charter)

___________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TOTAL NUTRACEUTICAL SOLUTIONS, INC.

80 Columbia Street

Stevenson, Washington 98648

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 19, 2011

To the Stockholders of Total Nutraceutical Solutions, Inc.:

Please take notice that the Annual Meeting of Stockholders (the “Annual Meeting”) of Total Nutraceutical Solutions, Inc., a Nevada corporation (“TNS”), will be held on Monday, December 19, 2011 at 2:00 p.m. Pacific Standard Time, at the Total Nutraceutical Solutions executive offices, SW Tualatin-Sherwood Road #206, Sherwood, OR, 97140 for the following purposes:

1.

To elect a Board of three (3) directors, to serve until the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.

To ratify the appointment of Peterson Sullivan LLP as our independent auditors for the fiscal year ending December 31, 2011.

3.

Consideration of and vote to approve the  Amended and Restated Certificate of Incorporation of TNS to change the corporate name from Total Nutraceutical Solutions, Inc. to Entia Biosciences, Inc.

4.

To ratify the decision of the Board of Directors to authorize a reverse stock split of our common stock at a ratio of one-for-ten (1:10) shares to occur on January 3, 2012.

5.

To create a wholly owned subsidiary of Entia Biosciences named Total Nutraceutical Solutions, Inc.

6.

To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

Only stockholders of record, as shown on the transfer books of TNS, at the close of business on November 16, 2011 will be entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.  A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at our executive offices for a period of at least 10 days preceding the Annual Meeting.

Whether or not you expect to be present, please sign, date and return the enclosed proxy sheet in the enclosed pre-addressed envelope as soon as possible.  No postage is required if the enclosed envelope is used and mailed in the United States.

By Order of the Board of Directors

/s/Marvin S. Hausman, M.D.
Marvin S. Hausman M.D. Chief Executive Officer

Stevenson, Washington
Date: November 28, 2011

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

TOTAL NUTRACEUTICAL SOLUTIONS, INC.

80 Columbia Street

Stevenson, Washington 98648

PROXY STATEMENT

Date, Time and Place of Meeting

The enclosed proxy is solicited on behalf of the Board of Directors of Total Nutraceutical Solutions, Inc. for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, December 19, 2011 at 2:00 p.m. Pacific Standard Time, at the Total Nutraceutical Solutions executive offices, at 14991 SW Tualatin-Sherwood Road #206, Sherwood, OR, 97140, or at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the notice attached to this proxy statement.  This proxy statement and accompanying proxy card are first being mailed to you on or about November 28, 2011.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, Quorum and Voting

You can vote your shares of common stock if our records show that you owned your shares on November 16, 2011, the record date.  At the close of business on the record date, 66,246,846 shares of common stock were outstanding and entitled to vote at the Annual Meeting.  Each share of common stock outstanding as of the record date is entitled to one vote.

You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by Marvin S. Hausman, M.D. our Chief Executive, Chairman and Acting Principal Accounting and Financial Officer.  He will also determine whether a quorum is present.  In the event of any abstentions or broker non-votes with respect to any proposal coming before the Annual Meeting, the proxy will be counted as present for purposes of determining the existence of a quorum.  Abstentions and broker non-votes typically will not be counted for purposes of approving any of the matters to be acted upon at the Annual Meeting.  A broker non-vote generally occurs when a broker or nominee who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.  Therefore, abstentions and broker non-votes generally have no effect under Nevada law with respect to the election of directors or other matters requiring the approval of only a majority of the shares of common stock present and voting at the meeting.

Business may be transacted at the Annual Meeting if a quorum is present.  A quorum is present at the Annual Meeting if holders of a majority of the shares of common stock entitled to vote are present in person or by proxy at the Annual Meeting.  If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (a "broker non-vote"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal.  Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.  Proposal 1 is considered a routine proposal.

It is important that your proxy be returned promptly and that your shares be represented.  You are urged to sign, date and promptly return the enclosed proxy in the enclosed envelope.

Solicitations and Voting of Proxies

When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholders.  If not otherwise instructed, the shares represented by each valid returned Proxy in the form accompanying this proxy will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the stockholders for approval, and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting) and any adjournment thereof.  The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting.  If other matters are properly presented at the Annual Meeting, the proxyholders will vote your shares in accordance with the recommendations of management.

Please follow the instructions on the enclosed Proxy card to vote on each proposal to be considered at the Annual Meeting.  If you sign and date the proxy card and mail it back to us in the enclosed envelope, the proxyholders named on the proxy card will vote your shares as you instruct.  If you sign and return the Proxy card but do not vote on a proposal, the proxyholders will vote your shares "for" such proposal or, in the case of the election of directors, vote "for" election to the Board of Directors of all the nominees presented by the Board of Directors.

Revocability of Proxies

Any person signing a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the Proxy.  A Proxy may be revoked (i) by a writing delivered to the Secretary of the Company stating that the Proxy is revoked, (ii) by a subsequent Proxy that is signed by the person who signed the earlier Proxy and is presented at the Annual Meeting, or (iii) by attendance at the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy).  Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.  Any written notice of revocation or subsequent Proxy should be delivered to Total Nutraceutical Solutions, Inc., Attention: Board of Directors, 80 Columbia Street Stevenson, WA 98648, or hand-delivered to the Chief Executive Officer of Total Nutraceutical Solutions, Inc. at or before the taking of the vote at the Annual Meeting.

Expenses of Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to you.  We will reimburse our transfer agent for its out-of-pocket expenses.  We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. We estimate that all of the foregoing costs will approximate $2,000.  In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person.  We will not pay our employees additional compensation for contacting you.

Delivery of Proxy Material to Security Holders Sharing an Address

We will only deliver one set of proxy material to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.  We will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

Total Nutraceutical Solutions, Inc., 80 Columbia Street, Stevenson, WA 98648 Tel.  (509) 427-5132.

Stockholders may also address future requests regarding delivery of proxy material by contacting us at the address listed above.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors

Our business is managed under the direction of our Board of Directors.  The Board of Directors has designated as nominees for re-election all three directors currently serving on the Board as well as current officers.   See "Nominees for Director" below for profiles of the nominees.  After the election of the directors at the Annual Meeting, our Board will have three directors.

The Board believes that re-electing these incumbent directors will promote stability and continuity and expects that such directors will continue making substantial contributions to our company by virtue of their familiarity with, and insight into, our affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors if elected, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends.  We have no reason to believe that any nominee will be unavailable.

Nominees to the Board

The director nominees, and their ages as of the date of the Annual Meeting, their positions at Total Nutraceutical Solutions, and the period during which they have served as a director are set forth in the following table and paragraphs:

Name	Age	Position	Served as Director Since
Marvin S. Hausman MD	70	Chief Executive Officer and Chairman	2008
Philip A. Sobol MD	57	Director	2008
Elliot L. Shelton Esq.	60	Director	2008

Directors and Executive Officers

Biography of Marvin S. Hausman M.D., Chairman and Chief Executive Officer

Dr. Hausman received his M.D. degree from New York University School of Medicine in 1967 and is a Board Certified Urological Surgeon.  He has 30 years of drug development and clinical care experience at various pharmaceutical companies, including working in conjunction with Bristol-Myers International, Mead-Johnson Pharmaceutical Co., and E.R. Squibb.

Dr. Hausman served on the board of directors of OXIS International, Inc. from March 2002 to November 2003.  Subsequently, Dr. Hausman was re-appointed to the board of directors of OXIS in August 2004.  On December 10, 2004, the board of directors appointed Marvin S. Hausman, M.D. to serve as Chairman of the Board, Acting Chief Executive Officer and Acting Chief Financial Officer of OXIS.  In February 2005, Dr. Hausman ceased to be the Chief Executive Officer of OXIS.  In September 2006, Dr. Hausman was again appointed to serve as President and Chief Executive Officer by the board of directors of OXIS.  In June 2008 Dr. Hausman  resigned as President, Chief Executive Officer, Acting Principal Accounting and Financial Officer and Chairman of the Board of OXIS International, Inc. and as a director.  Dr. Hausman served as a director and as Chairman of the Board of Axonyx Inc., a biotechnology company developing drugs for Alzheimer’s disease, from 1997 until the merger of Axonyx into Torrey Pines Therapeutics in October 2006, and had served as President and Chief Executive Officer of Axonyx from 1997 until September 2003 and March 2005, respectively. Dr. Hausman was a co-founder of Medco Research Inc., a pharmaceutical biotechnology company specializing in adenosine products which was subsequently acquired by King Pharmaceuticals.  He has also served as a director of Arbios Technologies, Los Angeles, CA from 2003-2005 and of Regent Assisted Living, Inc., Portland, OR, from 1996-2001.

Dr. Hausman has done residencies in General Surgery at Mt. Sinai Hospital in New York, and in Urological Surgery at U.C.L.A. Medical Center in Los Angeles. He also worked as a Research Associate at the National Institutes of Health, Bethesda, Maryland. He has been a Lecturer, Clinical Instructor and Attending Surgeon at the U.C.L.A. Medical Center Division of Urology and Cedars-Sinai Medical Center, Los Angeles. He has been a Consultant on Clinical/ Pharmaceutical Research to various pharmaceutical companies, including Bristol-Meyers International, Mead-Johnson Pharmaceutical Company, Medco Research, Inc., and E.R. Squibb.

Dr. Hausman is President of Northwest Medical Research Partners, Inc. a firm specializing in the identification and acquisition of breakthrough pharmaceutical and nutraceutical products and which has assigned certain intellectual property to the Company in consideration for 3,500,000 shares of the Company’s common stock.  He is also a part time scientific consultant to Genesis Biopharma.

Dr. Hausman’s experience as a medical doctor who also has extensive experience with pharmaceutical and biotechnology companies, both as an executive and as a director, served as a basis for his qualification to be a member of our board of directors.

Biography of Philip A. Sobol, M.D., Director

Dr. Sobol has served on our board of directors since August 2008.  Dr. Sobol is a practicing Orthopedic Surgeon who is the managing director of Sobol Orthopedic Medical Group, Inc., of Southern California.  Dr. Sobol is certified by the American Board of Orthopedic Surgery and a Fellow of the American Academy of Orthopedic Surgery.  Since June 2007, Dr. Sobol has served as a director of Cordex Pharma, Inc., formerly named Duska Therapeutics, Inc..  Since 2004 he has been a member of S&B Surgery Center Board of Directors, and from 1984 until 1993 he was an Assistant Clinical Professor at the University of Southern California.  Dr. Sobol received his BA degree from the University of Rochester, Rochester, New York and a Medical Doctorate degree from the University of Southern California, Los Angeles, California.  Dr. Sobol’s experience as a medical doctor who also has experience with early stage companies and drug development was the basis for his appointment as a director of our company.

Biography of Elliot L. Shelton, Director

Mr. Shelton has served on our board of directors since August 2008.  Mr. Shelton received his law degree from Pepperdine University in 1975 and from 1975 until the present has practiced law in the State of California.  In the early 1980s, Mr. Shelton served on the board of directors of Medco Research.  He has been Of Counsel, from September 1998 to date, to Fenigstein and Kaufman, a Professional Corporation, and the President of Elliot L. Shelton, a Professional Corporation.  From 2000 to the present, he has been President and Director of the Assisted Living Foundation of America, a non-profit corporation.  Mr. Shelton has worked as a partner in several law firms, including Mitchell, Silberberg & Knupp, Shea & Gould and, Gold, Marks, Ring & Pepper.  Mr. Shelton’s experience as an attorney with a corporate related practice served as the basis for his appointment as a director of our company.

There are no family relationships among any of our directors or officers.

Information Concerning the Board of Directors and Committees Thereof

The Board of Directors of Total Nutraceutical Solutions has not constituted any audit, nominating, governance or other board committees.  The functions of such committees are performed by the Board of Directors.

The Board of Directors considers director nominees based on the need to fill vacancies or to expand the Board, and also considers need to fill particular roles on the Board (e.g. independent director, financial expert, etc.) and evaluate candidates in accordance with its policies regarding director qualifications, qualities and skills.  The Board of Directors does not currently have a policy with regard to the consideration of any director candidates recommended by stockholders.  Given that Total Nutraceutical Solutions is a small development stage corporation, the Board of Directors has not deemed it timely to create board committees and develop policies with regard to stockholder nomination of director candidates.

During the year ended December 31, 2010, the Board of Directors met twice, but also acted through unanimous written consents.

Compensation of Directors

The directors of Total Nutraceutical Solutions were not paid for attending board meetings in 2010.  On January 24, 2011 we granted options to Philip Sobol, M.D. and Elliot Shelton, Esq., a portion of which was in compensation for board services rendered in 2009 and 2010.  Dr. Sobol and Mr. Shelton were each granted stock options to purchase 1 million shares of common stock at $0.085 per share with 500,000 options vesting immediately for past service, 250,000 vesting on January 24, 2012 and 250,000 options vesting on January 24, 2013.

Director Independence

Our Board of Directors has determined that one of our three directors are currently “independent directors” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers.  We are not presently required to have a majority of independent directors.  If we ever become a listed issuer whose securities are listed on a national securities exchange or on an automated inter-dealer quotation system of a national securities association, which has independent director requirements, we intend to comply with all applicable requirements relating to director independence.

Stockholder Communications with the Board of Directors

We have not provided a formal process related to stockholder communications with the Board of Directors.  Any stockholder who desires to contact the Board of Directors or specific members of the Board may do so by writing to: The Board of Directors, Total Nutraceutical Solutions, Inc., P.O. Box 910, Stevenson, Washington 98648.

Vote Required

The holders of our Common Stock are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date. Preferred Stock holders are entitled to one vote per share equal to the number of common shares issuable upon conversion of the Preferred Stock.  As there is no cumulative voting, each stockholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees.  Unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned five nominees.  If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the Annual Meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy.  Directors will be elected at the Annual Meeting by a plurality of the votes cast.  Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF

PETERSON SULLIVAN LLC AS INDEPENDENT AUDITORS OF THE COMPANY

INDEPENDENT PUBLIC ACCOUNTANTS

Peterson Sullivan LLC has served as the independent auditors of Total Nutraceutical Solutions since March 1, 2011.  On March 1, 2011, the Board of Directors, subject to stockholder ratification, approved the appointment of Peterson Sullivan LLC, independent public accountants, to audit our financial statements for our fiscal year ended December 31, 2011.  If the shareholders do not approve this proposal at the Annual Meeting, the Board of Directors may reconsider the appointment of Peterson Sullivan LLC.

Independent Public Accountants

On March 1, 2011, the Registrant's Board of Directors approved the appointment of Peterson Sullivan LLC, Seattle, Washington as Total Nutraceutical Solutions' registered independent public accounting firm.

Audit services of Peterson Sullivan LLC include the examination of our financial statements and services related to filings with the Securities and Exchange Commission.

The Board of Directors, or any audit committee subsequently constituted, intends to interact with Peterson Sullivan LLC on a quarterly or more frequent basis.  At such times the Board of Directors or audit committee thereof, will review the services performed by Peterson Sullivan LLC, as well as the fees charged for such services.

Changes in Registrant's Certifying Accountant.

(i)

On March 7, 2011, TNS dismissed its independent registered public accounting firm, Li & Company, P.C.

(ii)

TNS engaged Li & Company on August 4, 2009 and Li & Company audited our financial statements for the fiscal year ended December 31, 2009.  Li & Company’s report on our financial statements for the fiscal year ended June 30, 2010 did not contain any adverse opinion or disclaimer of opinion and the report was not qualified or modified as to uncertainty, audit scope or accounting principles other than a note as to the ability of TNS to continue as a going concern.

(iii)

Our Board of Directors made the decision to authorize our management to dismiss our independent registered public accounting firm.

(iv)

During the period of our engagement of Li & Company from August 4, 2009 through March 7, 2011, including the audit of our financial statements for the fiscal year ended December 31, 2009, (a) there were no disagreements with Li & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Li & Company, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

(v)

Prior to filing our report on Form 8-K we provided Li & Company with a copy of the foregoing disclosures and requested that Li & Company furnish us with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects with which it does not agree.  We received such letter from Li & Company indicating that it did not disagree with the content of our report on Form 8-K reporting the change in auditors.

(2)   New Independent Registered Public Accounting Firm

On March 1, 2011 the Board of Directors of the Registrant approved Peterson Sullivan LLC as its new independent registered public accounting firm to audit and review our financial statements for our fiscal year ended December 31, 2010.  Prior to the engagement of Peterson Sullivan LLC, neither TNS, nor anyone on its behalf, had consulted with Peterson Sullivan LLC regarding:

(i)

 either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)

any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or a reportable event as described in paragraph 304(a)(1)(v) of Regulation S-K.

Fees Billed to Total Nutraceutical Solutions by Li & Company, PC during Fiscal Year 2010.

Li & Company, PC, served as our principal independent public accountants for the fiscal year ending December 31, 2009.  Our current auditors, Peterson Sullivan LLP, were appointed in March 2011  audited our financial statements for the fiscal year ended December 31, 2010.  Aggregate fees billed to us for the years ended December 31, 2010 and 2009 by Li & Company for review of quarterly reports for those two years and for the 2009 audit were as follows:

Fee Category	Year ended December 31, 2010	Year ended December 31, 2009
Audit fees (1)	$47,000	$9,500
Audit-related fees (2)	689	0
Tax fees (3)	0	0
All other fees (4)	350	0
Total fees	48,035	9,500

(1)

“Audit fees” consists of the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of the registrant’s annual financial statements and review of interim financial statements included in our quarterly reports on Form 10-Q, or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

“Audit-related fees” consists of fees billed for assurance and related services  by the principal accountant  that are reasonably related to the performance of the audit or review of our financial statements, but are not reported under “Audit fees.”

(3)	“Tax fees” consists of the aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.
(4)

“All other fees” consists of the aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant other than the services reported in the other sections.

Vote Required

Submission of the appointment of Peterson Sullivan LLC as our independent auditors for the fiscal year ending December 31, 2010 was not required.  However, the Board of Directors will reconsider the appointment for 2011 if it is not approved by stockholders.  The appointment will be deemed ratified if a majority of the shares of Common Stock present, either in person or by proxy, and voting on the matter, votes in favor of the proposal.  Representatives from the principal accountant for the current year are not expected to be present at the Annual Meeting.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF PETERSON SULLIVAN LLC AS INDEPENDENT AUDITORS OF THE COMPANY’S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011 (ITEM NO. 2 ON THE PROXY CARD).

PROPOSAL 3:  CONSIDERATION OF AND VOTE TO AMEND THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF TNS TO CHANGE THE CORPRATE NAME FROM "TOTAL NUTRACEUTICAL SOLUTIONS, INC." TO "ENTIA BIOSCIENCES, INC."

During 2011, the Board of Directors approved management’s recommendation that the primary business focus of our company be biotechnology and institutional sales of intellectual property and proprietary products to food and life sciences companies.  This repositioning strategy has been viewed positively by prospective institutional customers and the Board of Directors and management believe that it is in the shareholder’s interest to change the corporate name from Total Nutraceutical Solutions, Inc. to Entia Biosciences, Inc. and to establish a new subsidiary called Total Nutraceutical Solutions, Inc., which will continue to sell branded nutraceutical products direct to consumers.  The proposed name change to Entia Biosciences, Inc. is expected to positively reinforce the  new biotechnology identity and help to differentiate its primary business focus from that of its new subsidiary.  On October 17, 2011, our Board of Directors approved, subject to the approval of the stockholders of TNS, the amending of the amended and restated Certificate of Incorporation to change the corporate name from Total Nutraceutical Solutions, Inc. to Entia Biosciences, Inc.

Vote Required

Approval of the change of our corporate name from Total Nutraceutical Solutions, Inc. to Entia Biosciences, Inc requires the affirmative vote of a majority of the aggregate number of shares of Common Stock outstanding.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE OF THE COMPANY'S NAME FROM "TOTAL NUTRACEUTICAL SOLUTIONS, INC." TO "ENTIA BIOSCIENCES, INC." (ITEM NO. 3 ON THE PROXY CARD)

PROPOSAL 4:  RATIFICATION OF THE BOARD OF DIRECTOR’S AUTHORIZATION OF A REVERSE STOCK SPLIT OF THE COMMON STOCK OF TNS AT A RATIO OF ONE FOR TEN.

On October 17, 2011, our Board of Directors approved, subject to the approval of the stockholders of TNS to provide for a 1 for 10 reverse stock split of our Common Stock effective at 9:00 a.m., on November 10, 2011 (the "Effective Date") as a result of which each ten (10) shares of the Common Stock outstanding prior to such reverse stock split will be converted into one (1) share of Common Stock.  The par value of each share of Common Stock shall be maintained at $0.001 per share for the reduced number of shares after the reverse split.

Purpose of the Reverse Stock Split

The primary purposes of effecting the reverse stock split is (i) to raise the per share market price of our Common Stock to facilitate future financing or to be able to use its capital stock in acquisitions, (ii) to raise the per share price to be able to possibly consider a Nasdaq or other listing for its shares in the future and (iii) to save administrative expenses by reducing its number of stockholders.

TNS presently has 150,000,000 shares of Common Stock authorized.  At the Record Date, November 16, 2011,  the number of shares of our Common Stock issued was 66,246,846 and reserved for issuance was approximately 51,318,912, leaving approximately 32,434,425 shares of Common Stock available for further issuance.  The currently remaining number of authorized but unissued shares may inhibit our ability to engage in future equity financings or acquisitions paid for or financed, in whole or in part, by the issuance of Common Stock.  Our Board of Directors believes that the continued availability of sufficient shares of the Common Stock is necessary and desirable to permit TNS the flexibility of engaging in future equity financings or acquisitions utilizing Common Stock.

After the reverse stock split, the number of authorized common shares shall continue to be fixed at 150,000,000.  However, as of the Record Date, the number of issued shares will be reduced from approximately 66,246,846  to approximately 6,624,684 and the number of reserved shares will be reduced from approximately 51,318,912 to approximately 5,131,891, leaving approximately 138,243,429 authorized but unissued shares available for future issuances by our company.

We have no plans, agreements, undertakings or arrangements concerning the issuance of shares of Common Stock, other than those shares presently reserved for issuance and other than the authorization by the Board of Directors in May 2011 to raise up to an aggregate of $1,500,000 pursuant to a private placement of Series A Preferred Shares.

Other General Considerations

A low share price can reduce the effective marketability of stocks because of the reluctance of some brokerage firms to recommend low-priced stocks to their clients and because many institutional investors generally do not invest in low priced stocks. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

The Board of Directors believes that the reverse stock split may result in a higher trading range for the Common Stock and that as a result, may encourage institutional investors to invest in, and brokerage houses to recommend, ours Common Stock.

The reverse stock split will result in an increased number of stockholders owning "odd lots" of fewer than 100 shares of Common Stock after the reverse split. The per share costs, including brokerage commissions, of transactions in odd lots, are generally higher than the costs of transactions in "round lots" of multiples of 100 shares.

Par Value

In addition to the reverse stock split, the stockholders are also being asked to fix the par value of our Common Stock at $.001 per share, the same pre-reverse split as post-reverse split. If approved, the change in par value will mean that total stated capital will be reduced as reflected in the following table.

Fractional Shares

We will not issue fractional shares of stock in connection with the reverse stock split. In lieu thereof, stockholders who would otherwise be entitled to receive a fractional share as a consequence of the reverse stock split will be rounded up to the next whole share of our Common Stock.  For example, a shareholder who owns 95 shares of our Common Stock prior to the proposed stock split will automatically own 10 shares of our Common Stock after the reverse stock split. As a result, shareholders will not receive cash for fractional shares.

Procedure for Implementing the Reverse Stock Split

In connection with the reverse stock split, ten shares of pre-split outstanding Common Stock will be exchanged for one share of post-split Common Stock.  Post-split shares of our Common Stock may be obtained by surrendering certificates representing shares of pre-split Common Stock to our transfer agent.  To determine the number of shares of our Common Stock issuable to any record holder, the total number of shares represented by all of the certificates issued in the name of that record holder held in each account as set forth on the records of the transfer agent on the date upon which the split becomes effective will be divided by ten.

Upon surrender to the transfer agent of the share certificate(s) representing shares of pre-split Common Stock and the applicable transfer fee payable by the holder, the holder will receive a share certificate representing the appropriate number of shares of our Common Stock.

Vote Required

Submission of the Board of Directors resolution authorizing the reverse stock split to stockholder approval was not required.  However, the Board of Directors will reconsider the reverse stock split if it is not approved by stockholders.  Approval of the reverse stock split requires the affirmative vote of a majority of the aggregate number of shares of Common Stock outstanding.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF ONE FOR TEN (1:10) SHARES; ((ITEM NO. 4 ON THE PROXY CARD)

PROPOSAL 5:  APPROVAL OF THE CREATION OF A WHOLLY OWNED SUBSIDIARY OF ENTIA BIOSCIENCES , INC. TO BE NAMED TOTAL NUTRACEUTICAL SOLUTIONS, INC.

Creation of Wholly Owned Subsidiary

During 2011, the Board of Directors approved management’s recommendation that the primary business focus of our company be biotechnology and institutional sales of intellectual property and proprietary products to food and life sciences companies.  This repositioning strategy has been viewed positively by prospective institutional customers and the Board of Directors and management believe that it is in the shareholder’s interest to establish a new subsidiary called Total Nutraceutical Solutions, Inc., which will continue to sell branded nutraceutical products direct to consumers, and change the corporate name from Total Nutraceutial Solutions, Inc. to Entia Biosciences, Inc.  On October 17, 2011, our Board of Directors approved, subject to the approval of the stockholders of TNS, the formation of a subsidiary to be named Total Nutraceutical Solutions, Inc. subsequent to the corporate name change to Entia Biosciences, Inc.

Vote Required

Submission of the Board of Directors resolution authorizing the formation of a subsidiary to stockholder approval was not required.  However, the Board of Directors will reconsider the formation of the subsidiary if it is not approved by stockholders.  Approval of the creation of a wholly owned subsidiary of Entia Biosciences, Inc. to be named Total Nutraceutical Solutions, Inc. requires the affirmative vote of a majority of the aggregate number of shares of Common Stock outstanding.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE TO CREATE A WHOLLY OWNED SUBSIDIARY NAMED “TOTAL NUTRACEUTICAL SOLUTIONS, INC.” (ITEM NO. 5 ON THE PROXY CARD)  NOTE THAT IF PROPOSAL NO. 3 TO CHANGE THE CORPORATE NAME FROM TOTAL NUTRACEUTICAL SOLUTIONS, INC. TO ENTIA BIOSCIENCES, INC. IS NOT APPROVED, A SUBSIDIARY NAMED TOTAL NUTRACEUTCAL SOLUTIONS, INC. WILL NOT BE FORMED.

EXECUTIVE COMPENSATION

The following table sets forth summary compensation information for the fiscal year ended December 31, 2010 for our Chief Executive Officer, (our “Named Executive Officer”) who was appointed on August 14, 2008.  We did not have any other executive officers during the fiscal years ended December 31, 2010 and 2009 who received compensation in excess of $100,000.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Non-Qualified Deferred Compensation Earnings ($) (h)	All other Compensation ($) (i)	Total ($) (j)
Marvin Hausman CEO, Dir.	2010	0	0	0	0	0	0	$71,816(1)	$71,816
	2009	0	0	0	0	0	0	$199,118(2)	$199,118

(1) All other compensation for 2010 includes payment of $13,816 in reimbursement for travel expenses, $18,000 in reimbursement for office expenses and $40,000 for consulting services pursuant to a consulting arrangement under which Dr. Hausman is being paid $10,000 per month plus $3,000 for office expenses and reimbursement for reasonable travel expenses.

(2) All other compensation for 2009 includes: payment to Marvin Hausman, M.D., of $46,118 in reimbursement for travel expenses, $33,000 to cover office expenses and $120,000 for consulting services pursuant to a consulting arrangement under which Dr. Hausman is being paid $10,000 per month plus reimbursement for reasonable travel expenses.

We did not have an employment agreement with Marvin S. Hausman, M.D., our Named Executive Officer, however we did have a consulting arrangement beginning November 2008 with Dr. Hausman under which he is paid $10,000 per month for his services, $3,000 per month for office expenses and is reimbursed for reasonable travel expenses.  In 2010 Dr. Hausman was paid through May 2010, thereafter, due to a lack of sufficient capital resources, his compensation was accrued, in the amount of $80,000 for this monthly consulting services, $18,000 for office expenses and $49,028 for travel reimbursement.  We do not maintain key-man life insurance for any our executive officers/directors.  We do not have any long-term compensation plans.

Note that subsequently, on October 28, 2011 our Dr. Hausman entered into an Employment Agreement with TNS.  Dr. Hausman will be compensated as follows:  (1)  a base salary of $250,000 of which $120,000 is to be paid in cash and the remaining $130,000 is to be paid in the form of  833,400 shares of common stock in four equal quarterly installments with the first installment of 208,350 shares issuable on the Commencement Date, an option to purchase 1,389,000 shares at $0.047 per share, and a ten year warrant to purchase 1,389,000 shares at $0.036 per share; (2) as a retention incentive, a warrant to purchase 5 million shares at $0.055 per share, and (3) an annual bonus which Dr. Hausman may be awarded at the discretion of the board of directors based on his performance and the financial condition of the corporation.  Dr. Hausman will also receive employee benefits, including family health and dental insurance coverage and short and long term disability insurance coverage.  In addition, Dr. Hausman was to be issued 8,342,334 shares of common stock in lieu of cash for accrued consulting fees due to Dr. Hausman and out of pocket expenses incurred in the aggregate amount of $300,300.

Stock Option Grants

We made no grants of stock options or stock appreciation rights to Dr. Hausman during the period from our inception on July 19, 2007 through the fiscal year ended December 31, 2010.

Outstanding Equity Awards at Fiscal Year-Ending December 31, 2010

We did not have any outstanding equity awards as of December 31, 2010 to our Dr. Hausman, our Named Executive Officer.

Option Exercises for Fiscal Year-Ending December 31, 2010

There were no options exercised by our Named Executive Officer in fiscal year ended December 31, 2010.

Potential Payments Upon Termination or Change in Control

We have not entered into any compensatory plans or arrangements with respect to our named executive officer, which would in any way result in payments to such officer because of his resignation, retirement, or other termination of employment with us or our subsidiaries, or any change in control of, or a change in his responsibilities following a change in control.

Director Compensation

We did not pay our directors any compensation during fiscal years ending December 31, 2010.  On January 24, 2011 we granted options to Philip Sobol, M.D. and Elliot Shelton, Esq., a portion of which was in compensation for board services rendered in 2009 and 2010.  Dr. Sobol and Mr. Shelton were each granted stock options to purchase 1 million shares of common stock at $0.085 per share with 500,000 options vesting immediately for past service, 250,000 vesting on January 24, 2012 and 250,000 options vesting on January 24, 2013.

Employment Contracts with Executive Officers and Termination of Employment and Change-in-Control Arrangements

Total Nutraceutical Solutions does not have an employment contract with its Named Executive Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLER MATTERS

The following table presents information, to the best of our knowledge, about the ownership of our common stock on May 12, 2011 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officers and directors. The percentage of beneficial ownership for the following table is based on 61,362,470 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power.  It also includes shares of common stock that the stockholder has a right to acquire within 60 days after May 12, 2011 pursuant to options, warrants, conversion privileges or other right.  The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of Total Nutraceutical Solutions’ common stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Marvin S. Hausman, M.D., CEO & Dir. (2)	14,291,666 shares	23.243%
Devin Andres, VP Sales and Marketing (3)	37,500 shares	*
Phil A. Sobol, M.D., Director (4)	1,525,000 shares	2.45%
Elliot L. Shelton, Esq., Director (5)	3,250,000 shares	5.23%
Northwest Medical Research Partners, Inc. (6)	3,500,000 shares	5.70%
Executive officers and directors as a group 4 persons (7)	19,104,166 shares	30.15%

* Less than 1%

1.

Such figures are based upon 61,362,470 shares of our common stock outstanding as of May 12, 2011.  Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.

2.

Marvin Hausman’s holdings include 10,000,000 shares of common stock and a five year warrant to purchase 125,000 shares at $0.10 per share.  Dr. Hausman’s  holdings of 14,291,666 shares also include 3,500,000 common shares owned by Northwest Medical Research Partners Inc., which is controlled by Marvin S. Hausman, M.D. and 666,666 our of 1,000,000 shares owned by MSH Ventures, Inc., in which Dr. Hausman has an equity interest of 66.66%.  This number does not include 2,825,760 shares of common stock owned by the adult children of Marvin S. Hausman, M.D.

3.

Devin Andres’ holdings include 37,500 shares issuable upon exercise of a common stock purchase warrant exercisable at $0.25 per share

4.

Phil Sobol’s holdings include 150,000 shares of common stock, 500,000 shares of common stock issuable upon exercise of vested non-statutory stock options exercisable at $0.085 per share granted on January 24, 2011, and a five year warrant to purchase 125,000 shares at $0.10 per share.  Dr. Sobol’s holdings of 1,525,000 shares also include 500,000 shares of common stock and a five year warrant to purchase 250,000 shares at $0.25 per share owned by the Philip and Debra Sobol Trust.

5.

Elliot Shelton’s holdings include 2,500,000 shares of common stock, 500,000 shares of common stock issuable upon exercise of vested non-statutory stock options exercisable at $0.085 per share granted on January 24, 2011, and a five year warrant to purchase 250,000 shares at $0.25 per share.

6.

Northwest Medical Research Partners, Inc., #90 NW Second Street, Stevenson Washington 98648.  The holdings of this company are beneficially owned by Marvin S. Hausman, as described in (2) above

7.

The holdings of the executive officers and directors as a group include an aggregate of 17,316,666 shares of common stock, and 1,787,500 convertible securities exercisable currently or within 60 days of May 12, 2011

Unless indicated otherwise, the address of each person or entity listed above is 80 Columbia Street, Stevenson, Washington 98648.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On December 30, 2009, we entered into a Promissory Note with Marvin Hausman, our Chief Executive Officer, and Philip Sobol., a director, whereby Dr. Hausman and Dr. Sobol made a loan in the amount of $50,000 ($25,000 each) to our company for a period of two (2) years.  The promissory note bears interest at 6% per annum.  This note, at the sole discretion of Drs. Hausman and Sobol, the payees, is due and payable in the event we complete a capital fund raising of any amount greater than $250,000.  Upon completion of this fundraising, the payees shall have 30 days from the close of the fundraising to exercise their right to convert their debt to equity in the form of restricted common stock at $0.20 per share.  The payees may also convert at any time prior to December 31, 2011, if the fundraising has not been completed.  We also granted the payees 250,000 (125,000 warrants for each payee) five (5) year stock purchase warrants with an exercise price of $0.10 per share.

Director Independence

Our Board of Directors has determined that one of our three directors are currently “independent directors” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers.  We are not presently required to have a majority of independent directors.  If we ever become a listed issuer whose securities are listed on a national securities exchange or on an automated inter-dealer quotation system of a national securities association, which has independent director requirements, we intend to comply with all applicable requirements relating to director independence.

COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC.  Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors concerning the fiscal year ended December 31, 2010, we believe that as of the date of this report one executive officer and one director were not current in their 16(a) reports.  Devin Andres, our Vice President for Sales and Marketing, failed to file a Form 3 timely.  Philip Sobol, a member of our board of directors, failed to timely report the transfer of 450,000 shares which occurred on November 29, 2010.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the Annual Meeting.  If any other matter does properly come before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

PROXY SOLICITATION

We will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners.  This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock.  We will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefore.

We may consider the engagement of a proxy solicitation firm.  Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact.  They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Proposals which are the proper subject for inclusion in the proxy statement and for consideration at an annual meeting may be presented by stockholders.  In order to be eligible to submit a proposal, a stockholder must have continuously held at least $2,000 in market value, or 1% of TNS’ securities entitled to be voted on the proposal at the meeting for at least one year by the date the stockholder submits the proposal.  In addition, the stockholder must continue to hold those securities through the date of the meeting.  Under current SEC rules, to be included in TNS’ proxy statement and proxy card, any proposal by a stockholder intended to be presented at the 2012 annual meeting of stockholders must be received by TNS, subject to certain exceptions, no later than August 21, 2012.

Stockholders wishing to nominate directors or propose other business at the 2012 Annual Meeting of Stockholders (other than a matter brought pursuant to SEC Rule 14a-8), but not intending to include such nomination or proposal in the Total Nutraceutical Solutions proxy statement for such meeting, must give advance written notice us pursuant to our bylaws.  Our bylaws provide that notice of any such nomination or proposal must be received at our principal executive offices not less than 120 days prior to the date of the 2012 Annual Meeting of Stockholders and not later than the close of business at least 45 days before the date on which the corporation first mailed the proxy materials for the 2012 Annual Meeting of shareholders and must contain the information specified by our bylaws.  If this notice is not timely, then the nomination or proposal will not be brought before the 2011 Annual Meeting of Stockholders.

ANNUAL REPORT

A copy of our Form 10-K for the year ended December 31, 2010 is being mailed to stockholders of record with the proxy material.  The Annual Report on Form 10-K, including exhibits, is also available online at the Securities and Exchange Commission’s EDGAR website at www.sec.gov.

By Order of the Board of Directors

  /s/ Marvin S. Hausman, M.D.

Marvin S. Hausman M.D.

Chief Executive Officer

November 28, 2011

1.  ELECTION OF DIRECTORS:

Nominees:

(01) Marvin S Hausman M.D.

(02) Philip A. Sobol, MD

(03) Elliot A. Shelton, Esq.,

[  ]

FOR ALL NOMINEES

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WITHHELD ALL NOMINEES

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For all nominees except as noted below:

____________________________________________________________

2.

Ratify the appointment of Peterson Sullivan LLC as our independent auditors for the year ending December 31, 2011.

FOR [  ]  AGAINST [  ]  ABSTAIN [  ]

3.

Ratify the amendment of the Amended and Restated Certificate of Incorporation, to change the corporate name from Total Nutraceutical Solutions, Inc. to Entia Biosciences, Inc

FOR [  ]  AGAINST [  ]  ABSTAIN [  ]

4.

Ratify the decision of the Board of Directors to authorize a reverse stock split of our common stock at a ratio of 1 share for ten shares (1:10).

FOR [  ]  AGAINST [  ]  ABSTAIN [  ]

5.

Approve of the creation of a wholly owned subsidiary named Total Nutraceutical Solutions, Inc.

FOR [  ]  AGAINST [  ]  ABSTAIN [  ]

6.

To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

FOR [  ]  AGAINST [  ]  ABSTAIN [  ]

Mark here for address change and note at left

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Mark here if you plan to attend the meeting

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______________________________________________________________________________

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE ENCLOSED.

______________________________________________________________________________

If stock is held jointly, signature should include both names.  If stock is held by executors, administrators, trustees, guardians and others signing in a representative capacity, please give full title.  If stock is held by a corporation, please sign in full corporate name and give name and title of authorized officer.  If stock is held by a partnership, please sign in partnership name by authorized person.

Signature: _________________________________________  ______________ ____, 2011

Signature: _________________________________________  ______________ ____, 2010